UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 20, 2006 (December 15, 2006)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Compensatory Arrangements of Certain Officers

On December 15, 2006, the Compensation Committee of the Board of Directors set the annual base salaries of, and awarded cash bonuses to, Chesapeake’s named executive officers, effective January 1, 2007. The base salaries and the cash bonuses, respectively, are as follows: Aubrey K. McClendon $975,000 and $830,000; Marcus C. Rowland $775,000 and $550,000; Martha A. Burger $625,000 and $350,000; and Michael A. Johnson $450,000 and $200,000.

In addition, on December 15, 2006, the Board of Directors approved an amendment to the existing employment agreement between the Company and Aubrey K. McClendon, the chairman and chief executive officer, and authorized the Company to execute and deliver the Sixth Amended and Restated Employment Agreement with Mr. McClendon. A copy of the agreement is filed herewith as Exhibit 10.2.1. The amendments effected include the following:

•

The requirement for Mr. McClendon to reimburse the Company for 50% of the salaries and bonuses of employees who are primarily engaged in providing support services, other than secretarial or general administrative services, to Mr. McClendon for personal and business activities was amended to require Mr. McClendon to reimburse 100% of the salaries and bonuses of such employees who provide such services to Mr. McClendon.

•	The term of the amended employment agreement is extended to December 31, 2011.

•

The provision for 100% vesting of equity compensation and non-qualified deferred compensation benefits upon termination without cause or upon a change of control was expanded to include 100% vesting upon termination as a result of incapacity, death or retirement at or after age 55.

On December 15, 2006, the Board of Directors also approved a new employment agreement, effective January 1, 2007, with Martha A. Burger, Treasurer and Senior Vice President – Human Resources which expires on September 30, 2009. A copy of the agreement is filed herewith as Exhibit 10.2.2. The employment agreement includes the following provisions:

•

The employment agreement includes a minimum annual base salary of $625,000. Additionally, the agreement provides eligibility for bonuses, stock-based compensation and other benefits, including club membership. Ms. Burger is required to own a minimum of 10,000 shares of the Company’s common stock at all times during the term of the agreement.

•

The Company may terminate the employment agreement with the executive officer at any time without cause; however, upon such termination the executive officer is entitled to (i) continue to receive base salary for one year; (ii) benefits payable at the termination date; (iii) immediate vesting of all equity compensation; and (iv) accrued vacation through the termination date.

•

If, during the term of each agreement, there is a change of control, the executive will be entitled to immediate vesting of all equity compensation and a severance payment in an amount equal to 200% of the sum of (i) base salary as of the date of the change of control and (ii) annual bonus compensation paid to the executive during the twelve month period immediately prior to the change of control. The right to such compensation is subject to the executive’s continued compliance with the terms of the employment agreement. A "Change of Control" means the occurrence of any of the following:

(a)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (i) the then outstanding shares of the Company’s common stock (the "Outstanding CHK Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding CHK Voting Securities"). For purposes of this paragraph, the following acquisitions by a Person will not constitute a Change of Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by or sponsored by Mr. Aubrey K. McClendon; (iv) any acquisition by any executive benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) below;

(b)    the individuals who, as of June 15, 2006, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors. Any individual becoming a director subsequent to the date hereof whose election, or nomination for election by CHK's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the date hereof, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board will not be deemed a member of the Incumbent Board as of the date hereof;

(c)    the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless following such Business Combination: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding CHK Common Stock and Outstanding CHK Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding CHK Common Stock and Outstanding CHK Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any executive benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such Business Combination; or,

(d)    the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

•

If, during the term of the agreement, the executive retires, the executive will be eligible for accelerated vesting of all unvested equity compensation awarded by the Company provided that the executive is at least 55 years of age.

•

If, during the term of the agreement the executive dies, the executive’s estate will be entitled to (i) a continuation of base salary for a period of one year following the date of the executive’s death; (ii) benefits through the date of the executive’s death; and (iii) immediate vesting of all equity compensation. The right to the compensation due as a result of the executive’s death is subject to the execution by the administrator of the executive’s estate of the Company’s severance agreement which will operate as a release of all legally waivable claims against the Company.

•	If, during the term of the agreement the executive becomes incapacitated and is unable to perform her duties for a period of three consecutive months, the Company may terminate the executive’s services. In the event such a termination should occur, the executive is entitled to continue to receive compensation and benefits for 180 days following the date of termination.

•

The agreement provides for a six-month non-competition period after the termination of employment and prohibits disclosure of confidential information for a period of three years following termination. The agreements also contain non-solicitation restrictions with respect to employees, clients, customers, and suppliers for a period of one year following termination.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Document Description

10.2.1	Employment Agreement dated as of January 1, 2007, between Aubrey K. McClendon and Chesapeake Energy Corporation.

10.2.2	Employment Agreement dated as of January 1, 2007, between Martha A. Burger and Chesapeake Energy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Vice President, Assistant Treasurer and Secretary

Date:     December 20, 2006

EXHIBIT INDEX
Exhibit No.	Document Description

10.2.1	Employment Agreement dated as of January 1, 2007, between Aubrey K. McClendon and Chesapeake Energy Corporation.

10.2.2	Employment Agreement dated as of January 1, 2007, between Martha A. Burger and Chesapeake Energy Corporation.